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                                                                    EXHIBIT 99.2

                                                                    NEWS RELEASE
[LOGO] HEI INC
6385 Old Shady Oak Road
Eden Prairie, Minnesota 55344 USA
952-443-2500

CONTACTS:                                                  FOR IMMEDIATE RELEASE
         Anthony J. Fant, CEO
         Steve E. Tondera, Jr., CFO


                       HEI UNVEILS NEW MEDICAL ACQUISITION

Minneapolis - January 28, 2003 -- HEI, Inc. (Nasdaq: HEII) has acquired the Colorado Operations of Colorado MEDtech, Inc. (Nasdaq: CMED), adding a leading medical equipment, design and manufacturing division to its existing microelectronics design and manufacturing capabilities. The new division based in Boulder, Colorado, specializes in medical technology outsourcing services, including device and software development, medical device connectivity and manufacturing system components for medical imaging.

In consideration for 1 million shares of HEI common stock, it acquired approximately $7 million in assets at book value and excluding certain adjustments, will recognize a gain in excess of $1 million in the current quarter. The assets include: intellectual property, equipment, inventory and the facilities of Colorado MEDtech's advanced medical technology development and manufacturing business. HEI estimates this business will add revenue of between $20-$25 million for calendar year 2003. In connection with the purchase HEI will add key research and development staff as well as professionals in process engineering, marketing, product management and assembly.

HEI anticipates the combination of the Colorado operations with its Microelectronics and High Density Interconnect divisions to have a positive impact on its overall financial results. The transaction roughly doubles the size of the company with:

    o    Combined revenue of over $50 million for calendar year 2003.

    o    Expected accretive to earnings to the current quarter and forward.

    o HEI will have approximately 250 employees in 3 locations within the U.S.

    o Expected gain in the current quarter in excess of $1 million from this transaction.

"We view this acquisition as an important milestone in the execution of our strategic plan to add discerning technology to our business. With this move we are better positioned to leverage our capabilities and facilities in a new market for both the design and manufacturing of complex components and subsystems in the medical equipment market. The customers and business of this new division balances nicely with our hearing, medical implantable, industrial and telecom customers," said Anthony Fant, CEO of HEI.






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CONFERENCE CALL:
HEI will host a conference call at 4:30 p.m. EST, Tuesday, January 28, 2003 to discuss this transaction. This call is being webcast and can be accessed in the investor's section of HEI's web site at www.heii.com. The call will be recorded and be available after the call at this same location on the web page

THINKEQUITY PARTNERS, LLC ACTED AS FINANCIAL ADVISOR TO HEI, INC. FOR THIS TRANSACTION.



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ABOUT HEI
HEI, Inc. specializes in the design and manufacture of high performance, ultraminiature microelectronic devices and high-technology products incorporating those devices. HEI contributes to its customers' competitiveness in the hearing, medical, communications, wireless, RF identification, and industrial markets through innovative design solutions and by the application of state-of-the art materials, processes and manufacturing capabilities. For more information, visit www.heii.com.

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
Corporate Headquarters                               6385 Old Shady Oak Road, Suite 280, Eden Prairie, MN 55344
Microelectronics Division                            PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
Medical Device Development and Manufacturing         4801 North 63rd Street, Boulder, CO 80301
High Density Interconnect Division                   610 South Rockford Drive, Tempe, AZ 85281
RF Identification and Smart Card Division            1546 Lake Drive West, Chanhassen, MN 55317
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FORWARD LOOKING INFORMATION
Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.